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                                                                    EXHIBIT 23.3

                                   CONSENT OF
                        GILFORD SECURITIES INCORPORATED

    We hereby consent to the use of our opinion, dated July 23, 1998, to the Board of Directors of Unity First Acquisition Corporation included as Exhibit B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between Unity First Acquisition Corporation and Worlds, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Joint Proxy Statement/Prospectus Summary--Fairness Opinion," "The Merger--Recommendations of the Board of Directors and Reasons for the Merger" and "The Merger--Opinion of Unity Financial Advisor." In giving such consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                           GILFORD SECURITIES INCORPORATED

New York, New York
July 24, 1998